Exhibit 99.2

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”) made as of May 21, 2009 by and between Evercore Partners Inc. (the “Company”), Evercore LP (the “Partnership”) (Company and Partnership, each and collectively, “Employer”) and Ralph L. Schlosstein (the “Executive”).

In consideration of the promises and mutual covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

1. Term of Employment. Subject to the provisions of Section 9 of this Agreement, Executive shall be employed by the Employer for period commencing upon mutual execution hereof (the “Effective Date”) and ending on the fifth anniversary of the Effective Date (the “Term”) on the terms and subject to he conditions set forth in this Agreement. For purposes of this Agreement, “Employment Term” shall mean the period of time that Executive is employed hereunder during the Term.

2. Position.

a. During the Employment Term, Executive shall serve as President and Chief Executive Officer of the Company and, to the extent elected, as a member of the Board of Directors of the Company (the “Board”). In such positions, Executive shall have the authority and duties commensurate with such positions, as shall be determined from time to time by the Board. Executive will report directly to the Board.

b. During the Employment Term, Executive will devote Executive’s full business time and best efforts to the performance of Executive’s duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or materially interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; provided that nothing herein shall preclude Executive (x) from managing Executive’s personal investments, (y) from continuing to serve on any board of directors, or as trustee, of any business corporation or any charitable organization on which Executive serves as of the Effective Date and which have been previously disclosed to the Employer and serving on the boards of directors of any portfolio companies of investment funds managed by the Partnership or its affiliates; and (z) subject to the prior approval of the Board (which shall not be unreasonably withheld), from accepting appointment to or continuing to serve on any board of directors or trustees of any business corporation or any charitable organization; provided in each case, and in the aggregate, that such activities do not conflict or materially interfere with the performance of Executive’s duties hereunder or conflict with Section 10 of this Agreement.

c. The parties hereby acknowledge that, while Executive is employed hereunder by both the Partnership and the Company, it is anticipated that all of Executive’s business time and effort will be devoted to services for the Partnership. Consequently, subject to future adjustment as necessary from time to time to reflect the accurate allocation of time and effort expended by Executive for the Company and Partnership, respectively, all of Executive’s compensation hereunder shall be allocated as compensation for work performed on behalf of the Partnership.

3. Base Salary. During the Employment Term, the Employer shall pay Executive a base salary at the annual rate of $500,000, payable in regular installments in accordance with the Employer’s usual payment practices. Executive shall be entitled to such increases in Executive’s base salary, if any, as may be determined from time to time in the sole discretion of the Board. Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.” Executive’s Base Salary may not, in any event, be decreased below $500,000.

4. Annual Incentive Bonus.

a. For each calendar year ending during the Employment Term (each a “Fiscal Year”), Executive will be eligible to earn an annual bonus (the “Annual Incentive Bonus”). Executive’s target Annual Incentive Bonus will be $1,325,000 with respect to the remainder of the 2009 calendar year. The actual amount of the Annual Incentive Bonus with respect to the 2009 calendar year, and any subsequent Fiscal Years, will be determined by the Compensation Committee of the Board (the “Committee”), in their sole discretion, with reference to Executive’s and the Employer’s fulfillment of performance goals established by the Committee (after consultation with Executive) with respect to the applicable Fiscal Year.

b. Subject to Section 4(c), below, Executive’s Annual Incentive Bonus for any Fiscal Year shall be paid no later than the March 15th following the completion of the applicable Fiscal Year, but will only be paid if Executive remains continuously employed with the Employer through such payment date; provided that, if the requirements of Treas. Reg. § 1.409A-2(b)(7)(i) (or any successor provision) are then met, the Employer will delay the payment of the Annual Incentive Bonus in respect of any Fiscal Year to the extent the Employer reasonably anticipates that the Employer’s deduction with respect to such payment otherwise would be limited or eliminated by application of Section 162(m) of the Internal Revenue Code, in which case such unpaid Annual Incentive Bonus amounts (the “Deferred Amounts”) will be made upon the earlier of (x) the earliest date at which the Employer reasonably anticipates that the deduction of the payment of such Deferred Amounts will not be limited or eliminated by application of Section 162(m) of the Internal Revenue Code or (y) Executive’s separation from service. Deferred Amounts shall accrue interest at the prime rate, plus 1%.

c. 50% of the Annual Incentive Bonus (or such lesser percentage as may be determined in the sole discretion of the Committee of the Board) will be payable in restricted equity issued by the Company or its affiliates, subject to vesting based on the continued service of Executive to the Employer (which is currently contemplated to be in four annual installments); provided that the form of award, date of grant, vesting terms and transfer restrictions applicable to such equity will be substantially similar to the corresponding terms of the equity portion of annual bonuses paid to other executive officers of the Employer with respect to the same Fiscal Year and shall be structured in a manner intended to comply with Section 409A of the Code.

5. Awards Upon Effective Date.

a. Signing Bonus. On the Effective Date and subject to his commencement of employment at that time, Executive will receive a cash signing bonus of $6,100,000.

b. Grant of RSUs. On the Effective Date and subject to his commencement of employment at that time, Executive will receive a grant of restricted stock units (“RSUs”), as memorialized in (and subject to the terms of) the restricted stock unit award agreement attached hereto as Exhibit A. Each RSU will represent the right to receive one share of Class A common stock of the Company in the future, following the satisfaction of specified conditions.

6. Purchase of Partnership Units. Executive has entered into the Subscription Agreement attached hereto as Exhibit B to effectuate the purchase of newly issued Class B-3 Units of the Partnership, as therein described.

7. Employee Benefits. During the Employment Term, Executive shall be entitled to participate in all employee benefit programs of the Employer and its affiliates maintained for the benefit of employees of the Employer on a basis which is no less favorable than is provided generally to other U.S. executive officers of the Employer (collectively, the “Employee Benefits”)

8. Business Expenses. During the Employment Term, reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder shall be reimbursed by the Employer in accordance with Employer policies, provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to the Company within 90 days following the date such expenses are incurred.

9. Termination. The Employment Term and Executive’s employment hereunder may be terminated by either party at any time and for any reason; provided that Executive will be required to give the Employer at least 90 days advance written notice of any resignation of Executive’s employment without Good Reason (as defined in Section 9(b). Notwithstanding any other provision of this Agreement, the provisions of this Section 9 shall exclusively govern Executive’s rights upon termination of employment with the Employer and its affiliates.

a. By the Employer For Cause or By Executive Resignation Without Good Reason.

(i) The Employment Term and Executive’s employment hereunder may be terminated by the Employer for Cause (as defined below) and shall terminate automatically upon Executive’s resignation without Good Reason.

(ii) For purposes hereof, “Cause” shall mean: (A) a breach of any of Executive’s material obligation under the Employee Agreement (as defined below) or any other agreement with Employer or its affiliates, or Executive’s breach of any duty owed to Employer or its affiliates; (B) the conviction of, or plea of guilty or nolo contendere by, Executive in respect of any felony; (C) the perpetration by Executive of fraud against the Employer; (D) the willful and continued failure by Executive to substantially perform

Executive’s duties with the Employer in Executive’s position on a full-time basis (other than any such failure resulting from Executive’s death or Disability (as defined in Section 9(b)), provided that an act, or a failure to act, on Executive’s part shall be deemed “willful” only if done, or omitted to be done, by Executive not in good faith or without a reasonable belief that Executive’s action or omission was in or not opposed to the best interests of the Employer; or (E) any willful misconduct by Executive which could have, or could reasonably be expected to have, an adverse effect in any material respect on (i) Executive’s ability to function as an employee of the Employer, taking into account the services required of Executive or (ii) the business and/or reputation of the Employer; provided, however, that in the case of clauses (A), (D) and (E), “Cause” shall not exist if such breach, failure or misconduct, if capable of being cured, shall have been cured by Executive within 10 business days after receipt of written notice thereof from the Employer.

(iii) Any termination for Cause shall be effected by a resolution of the majority of the members of the Board. Prior to the effectiveness of any such termination, Executive shall be afforded an opportunity to meet with the Board, upon reasonable notice under the circumstances, and explain and defend any action or omission alleged to constitute grounds for a termination for Cause, provided that the Board may suspend Executive from his duties hereunder prior to such opportunity and such suspension shall not constitute a breach of this Agreement by the Employer or otherwise form the basis for a termination for Good Reason. If Executive has, and utilizes, such opportunity to be heard, the Board shall promptly reaffirm that grounds for a termination for Cause exist or reinstate Executive to his position hereunder.

(iv) If Executive’s employment is terminated by the Employer for Cause or if Executive resigns without Good Reason (which shall not include a termination of employment due to Executive’s death or Disability (as such term is defined in Section 9(b)(i) below)), Executive shall be entitled to receive:

(A) any Base Salary earned but unpaid through the date of termination;

(B) reimbursement, within 60 days following submission by Executive to the Company of appropriate supporting documentation, for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to the date of Executive’s termination; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to the Company within 90 days following the date of Executive’s termination of employment;

(C) any unpaid Deferred Amounts; and

(D) such Employee Benefits, if any, as to which Executive may be entitled under the employee benefit plans of the Employer (the payments and benefits described in clauses (A), (B), (C) and (D) hereof being referred to as the “Accrued Rights”).

Following the termination of Executive’s employment by the Employer for Cause or resignation by Executive without Good Reason, except as set forth in this Section 9(a)(iv), Executive shall have no further rights under this Agreement.

b. Death, Disability, Termination by the Employer Without Cause or Resignation by Executive for Good Reason.

(i) The Employment Term and Executive’s employment hereunder shall terminate upon Executive’s death and may be terminated by the Employer if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of nine months in any 24 consecutive month period to perform Executive’s duties (such incapacity is hereinafter referred to as “Disability”). Any question as to the existence of the Disability of Executive as to which Executive and the Employer cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Employer. If Executive and the Employer cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Employer and Executive shall be final and conclusive for all purposes of the Agreement.

(ii) The Employment Term and Executive’s employment hereunder may be terminated by the Employer without Cause or by Executive’s resignation for Good Reason (each, a “Qualifying Termination”).

(iii) For purposes of this Agreement, “Good Reason” shall mean (A) the failure of the Employer to pay or cause to be paid Executive’s Base Salary or Annual Incentive Bonus (to the extent earned in accordance with the terms of the applicable arrangement), if any, when due, (B) the failure to appoint Executive to the Board at the next regularly scheduled meeting of the Board that occurs at least 30 days following the Effective Date or to thereafter re-elect Executive as a member of the Board, (C) any diminution in Executive’s title or any material diminution in Executive’s authority or responsibilities as in effect from time to time, or (D) the Employer’s material failure to provide Executive with any of the employee benefits set forth in Section 7 of this Agreement; provided that any of the events described in this paragraph shall constitute Good Reason only if (i) Executive provides the Company with written objection to the event within 60 days following the occurrence thereof, (ii) the Employer fails to reverse or otherwise cure the event within 30 days of receiving that written objection, and (iii) Executive resigns his employment within 40 days following the expiration of such cure period.

(iv) Upon termination of Executive’s employment hereunder due to his death, Disability or a Qualifying Termination, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights;

(B) a lump sum cash payment equal to Executive’s earned but unpaid Annual Incentive Bonus, if any, payable in respect of the Fiscal Year immediately preceding the Fiscal Year in which the termination occurs, payable when the Annual Incentive Bonus would have otherwise been payable had Executive’s employment not terminated;

(C) a lump sum cash payment equal to a pro-rata portion of the Annual Incentive Bonus that would otherwise have been payable to Executive for the Fiscal Year in which the termination occurs, determined in the same manner and payable at the same time as such Annual Incentive Bonus would otherwise have been payable had Executive’s employment not terminated, with such pro-ration to be determined based on the number of months (and any fraction thereof) Executive is employed during the Fiscal Year in which termination occurs, relative to 12 months;

(D) the restricted stock or RSUs granted to Executive under Section 4(c) above, if any, shall become fully vested (to the extent not already so vested);

(E) the RSUs granted to Executive under Section 5(b) above shall become vested to the extent that applicable share price targets have been achieved by the date of such termination; and

(F) Employer’s option to repurchase Class B-3 Units of the Partnership and the restrictions on the ability to exchange Class B-3 Units into shares of Class A Common Stock of the Company shall each lapse, in each case, in accordance with and subject to the terms of Partnership Agreement, as amended from time to time.

Following Executive’s termination of employment due to death, Disability or a Qualifying Termination, except as set forth in this Section 9(b)(iv), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

c. Severance Rights Contingent on Release. Notwithstanding any other provision of this Agreement, any payment, right or benefit otherwise due to Executive under this Section 9 other than the Accrued Rights will be subject to his continued compliance with the provisions of the Employee Agreement (as defined below) and to his execution (or execution by his estate or representative, as applicable) and delivery to the Employer, within 21 days following the termination of his employment, of a general release of claims against the Employer and its affiliates in such form as the Employer may reasonably require (the “Release”) and the expiration of any legal or statutorily mandated revocation of rights period as referenced in the Release (“Revocation Period”). Except as otherwise specified in Sections 9(b)(iv)(C) or 11(l), cash amounts payable under this Section 9 will be paid, , the acceleration of vesting, the lapsing of repurchase rights and the lapsing of restrictions on the ability to exchange Class B-3 Units under this Section 9 will occur, at the end of the Revocation Period (provided the Release has not by then been revoked). For avoidance of doubt, the payments and benefits described in this Section 9 are in lieu of, and not in addition to, any other severance arrangement maintained by the Employer.

d. Continued Employment Beyond the Expiration of the Employment Term. Unless the parties otherwise agree in writing, continuation of Executive’s employment with the Employer beyond the expiration of the Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive’s employment may thereafter be terminated at will by either Executive or the Employer; provided that the provisions of Sections 10 and 11 of this Agreement shall survive any expiration of this Agreement or the termination of Executive’s employment hereunder.

e. Notice of Termination. Any purported termination of employment by the Employer or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(h) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

10. Restrictive Covenants. Executive acknowledges and recognizes the highly competitive nature of the business of the Employer and its affiliates and accordingly agrees that Executive shall execute, and hereby agrees to be bound by and to comply with, the Confidentiality, Non-Solicitation and Proprietary Information Agreement in the form attached hereto as Exhibit C (the “Employee Agreement”).

11. Miscellaneous.

a. Governing Law; Arbitration.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(ii) Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in New York, New York, in accordance with the rules and procedures of the American Arbitration Association, provided that this paragraph will not prevent the Employer from seeking equitable relief from any court of competent jurisdiction to prevent or halt a breach of the Employee Agreement. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear his or its own costs of the arbitration or litigation. In the event that the arbitrator determines that Executive has prevailed on substantially all issues in dispute in the arbitration, the Employer shall bear all costs and expenses of Executive with respect to the arbitration (including reasonable attorneys’ fees and disbursements of Executive’s counsel); provided, however, that Executive shall bear all costs and expenses of the Employer or any of its affiliates with respect to the arbitration (including reasonable attorneys’ fees and disbursements of the Employer’s counsel) in the event that the arbitrator determines that Executive’s claims in the dispute were, in the aggregate, frivolous or otherwise taken in bad faith.

b. Entire Agreement; Amendments. Except as set forth in the Employee Agreement, this Agreement contains the entire understanding of the parties with respect to the employment (or any termination thereof) of Executive by the Employer. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

c. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

d. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

e. Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Employer to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Employer. For avoidance of doubt, termination of Executive’s employment by the Employer upon such assignment shall not constitute a Qualifying Termination, provided such assignee accepts the obligations of the Employer hereunder. Upon such assignment, the rights and obligations of the Employer hereunder will become the rights and obligations of such assignee and the Employer will have no further obligations hereunder.

f. Set Off/No Mitigation. The Employer’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim or recoupment of amounts owed by Executive to the Employer or its affiliates. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment and no amounts payable hereunder shall be reduced or offset due to any employment of Executive.

g. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

h. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Employer:

55 East 52nd Street, 38th Floor

New York, New York 10055

Attention: General Counsel

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Employer.

i. Prior Agreements. This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Executive and the Employer and/or its affiliates regarding the terms and conditions of Executive’s employment with the Employer and/or its affiliates.

j. Cooperation. Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment; provided that Executive will be provided reasonable advance notice of any cooperation requested and such cooperation request is reasonable in time, place and manner (taking into account the obligations Executive may have to a subsequent employer); provided further that Employer agrees to reimburse Executive for his reasonable out-of-pocket costs and expenses incurred in connection therewith.

k. Withholding Taxes. The Employer may withhold from any amounts payable to Executive such taxes as may be required to be withheld pursuant to any applicable law or regulation.

l. Section 409A. Notwithstanding the foregoing, if the termination giving rise to any payment or benefit described hereunder is not a “Separation from Service” within the meaning of Treas. Reg. § 1.409A-1(h)(1) (or any successor provision), then the payment of those amounts (to the extent they constitute a “deferral of compensation,” within the meaning of Section 409A of the Internal Revenue Code) will be deferred (without interest) until such time as Executive experiences a Separation from Service. In addition, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Internal Revenue Code, those amounts that would otherwise be paid within six months following Executive’s Separation from Service (taking into account the preceding sentence) will instead be deferred (without interest) and paid to Executive in a lump sum immediately following that six-month period. This provision shall not be construed as preventing the application of Treas. Reg. §§ 1.409A-1(b)(4) or 1.409A-1(b)(9) (or any successor provisions) to amounts payable hereunder.

m. No Conflicts. Executive represents and warrants that there are no restrictions, agreements or understandings whatsoever to which he is a party that would prevent or make unlawful his execution of this Agreement, that would be inconsistent or in conflict with this Agreement or his obligations hereunder, or that would otherwise prevent, limit or impair his performance of services for the Employer or its affiliates.

n. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

EVERCORE LP

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

/s/ Ralph L. Schlosstein
Ralph L. Schlosstein